August 1, 2012

Re: Consulting Services Agreement Green International Group ("GI") and Myriad Interactive Media, Inc. ("Company")

The terms and conditions set forth below in this letter agreement ("Agreement") shall constitute the terms and conditions of Company's engagement of GI.

Scope of Services

Company hereby retains GI to provide non-exclusive consulting services to Company designed to assist Company in Search Engine Optimization (SEO), Branding, Sales Development, and Business Development services.

Fee

Company shall pay GI a fee ("Fee") upon the signing of the Agreement according to the following schedule for the "Term":

Month 1: $25,000 (Twenty Five Thousand Dollars). The Company may, at its option, elect to pay GI Monthly Fee through the issuance of GI, or its designee, during the term of the Agreement, an equal amount of the Company's common restricted stock ("Shares").

Months 2-6: $32,000 (the "Monthly Fee") for the duration of the remaining "Term". The Company may, at its option, elect to pay GI Monthly Fee through the issuance of GI, or its designee, during the term of the Agreement, an equal amount of the Company's common restricted stock ("Shares").

For purposes of determining the number of Shares issuable to GI, the Parties shall use the closing trade price of the common stock on the Anniversary Date, or the next trading day should the Anniversary Date occur on a non-trade day, which shall be divisible into the Monthly Fee. Notwithstanding anything contained herein, Company shall have the option to pay GI all or a portion of the Monthly fee in cash or Shares.

Term

The consulting agreement commences August 1, 2012 & runs for 6 months ("Term").

This fee will be payable immediately. GI shall be under no obligation to render services before payment of the Fee.

Marks, Names and Logos

It is understood that in the course of assisting in the promotion of Company that GI may be required to use Company's name, product names, marks and logos, some or all of which may be registered marks or otherwise enjoy trademark, copyright or other protection. Company hereby grants to GI the right to use such names, marks, logos and copyrights during the Term of this Agreement solely for use in the performance of GI's obligations under this Agreement.

Parties Are Independent Contractors

GI shall render all services hereunder as an independent contractor and shall determine the time such services are to be rendered, the amount of time devoted to rendering such services, the manner in which such services are to be rendered, the place services are to be rendered, and the tools to be employed to render such services. Nothing in this Agreement shall be construed to create a partnership, joint venture or other joint business enterprise between GI and Company. Neither party shall be deemed to have express or implied authority to act on behalf of the other.

Consultant Availability

GI shall be available from time to time to confer with Company during normal business hours. GI shall be required to render only such services as GI in good faith believes are reasonably calculated to fulfill GI's performance obligations under this Agreement. Nothing contained in this Agreement shall be construed as requiring GI to render services for a fixed or minimum number of hours or days, except that GI shall be obligated to render services as may be necessary during the Term.

Conflict of Interest

It is understood that GI represents many companies and businesses and that, from time to time, the business interests of GI's clients may be adverse to one another. GI's representation of a company or business having an interest adverse to Company's shall not constitute a default under the terms of this Agreement, however, in the event Company identifies an actual conflict between Company and another company represented by GI (but not related to or affiliated with Company), Company, on seven days' written notice to GI, may terminate this Agreement.

M

Termination

In addition to the right to terminate set forth above in the section entitled "Conflict of Interest", either party may terminate this Agreement under the following circumstances:

a. immediately upon one party being charged with a crime;

b. Immediately upon one party being convicted of a crime;

c. Immediately upon one party filing a petition in bankruptcy or having filed against it an involuntary petition in bankruptcy; or

d. Immediately when either party becomes aware during the Term that the other party has committed a crime or violated a law, rule or regulation in the performance of its duties under this Agreement.

In the event the Agreement is terminated, the Fee shall be prorated by day, including weekends and holidays, and GI shall refund to Company that portion of the Fee applicable to the remainder of the Term. Before refunded, the Fee shall first be applied to pay out of pocket expenses. It is understood that some out of pocket expenses may relate to prepayment of expenses (for advertising, etc.) that may not be refundable; in such case, GI shall not be obligated to repay any portion of the Fee relating to expenses incurred that has not been refunded to GI.

Confidential Information

It is understood that in the course of representing Company, GI may come into possession of confidential information relating to Company's business. GI agrees to keep confidential during the Term of this Agreement all confidential information provided to GI. GI, however, may disclose confidential information only with the permission of Company or if compelled to do so by a court, administrative agency or other governmental entity, pursuant to a subpoena or other legal process.

Work Product

All work product created by GI in its performance under this Agreement shall remain the property of GI, including but not limited to all intellectual property created by GI, and Company waives all claims to the same. Nothing created by GI in its performance under this Agreement shall be deemed to be work for hire for the benefit of Company.

No Guaranty of Results

Notwithstanding any language to the contrary in this Agreement, and notwithstanding any discussions to the contrary between any representative of GI and Company, GI makes no guaranty, express or implied, that the services GI renders under this Agreement will achieve a specific goal or result. GI's only obligation is to use its best efforts to render services under this Agreement.

No Professional Licenses

It is agreed and understood that GI is a consultant providing services in the nature of a public relations and publicity, that GI possess no licenses to sell or market securities, and no accounting or legal certifications, or other professional licenses.

MISCELLANEOUS.

a. This Agreement, together with any Exhibits hereto, sets forth the entire understanding of the parties to this Agreement and supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. This Agreement may be modified only by a written instrument executed by all parties hereto subsequent to the execution of this Agreement by all parties hereto.

b. This Agreement shall be governed and construed under the laws of the State of New York. Any action or proceeding involving this Agreement shall be adjudicated in a court with jurisdiction in Monroe County, New York, and the parties hereto irrevocably consent to the personal jurisdiction and venue of such court. The parties waive their right to a jury trial of any issues or controversies arising under the terms of this Agreement or under any of the loan documents made subject of this Agreement.

c. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

d. No party may assign this Agreement without the prior written consent of each of the other parties hereto. Any attempted assignment shall be null and void.

e. All notices, requests and other communications hereunder shall be in writing delivered to a party at the address listed for such party in this Agreement. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set

forth at the outset of this Agreement, with copies for notices to GI to be delivered to Mark A. Costello, Esq., Boylan, Brown, Code, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, New York 14604. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

f. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and/or assigns, if any are so permitted by the terms of this Agreement.

g. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax signatures shall be accepted as original signature for this Agreement.

h. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

i. The parties hereto acknowledge that they have had the opportunity to review and discuss this Agreement with their respective counsel.

j. The person executing this Agreement on behalf of a party hereto represents that such person is an authorized representative and has full authorization to execute this Agreement.

Your signature on the line below shall indicate Company's assent to the terms of this Agreement.

Green International Group

By: ______________________________
Derek McCarthy
Authorized Representative

DM

I have reviewed the foregoing terms and conditions and assent to the same on behalf of Company:

Company:

DATE: 1 / 8 2012

By: ______________________
Derek Ivany

Derek Ivany
PRINT NAME